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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Price Enterprises, Inc. of our report dated September 12, 1994 included in the Registration Statement on Form S-4 of Price Enterprises, Inc. as amended, and the related Prospectus of Price Enterprises, Inc. and Offering Circular of Price/Costco, Inc., as amended by the Supplement, and incorporated by reference in the Registration Statement (Form 10) of Price Enterprises, Inc. filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
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    ERNST & YOUNG LLP

San Diego, California
July 12, 1995